EX-16.16.a.1

Nationwide Mutual Funds

Certificate of Secretary

The following was duly certified by each Trustee of the Nationwide Mutual Funds on June 12, 2019 and remains in effect on the date hereof:

WHEREAS, NATIONWIDE MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), a registration statement with respect to the issuance and sale of shares of the Trust; and

WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside his name;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, his attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities, to approve and sign such Registration Statements of the Trust on Form N-14 under the Securities Act and the Investment Company Act as it relates to the reorganizations, and any and all amendments thereto, of the following series of the Trust: (1) BNY Mellon Disciplined Stock Fund (formerly known as the Dreyfus Disciplined Stock Fund), a series of BNY Mellon Investment Funds IV, Inc. (formerly known as the Dreyfus/Laurel Funds, Inc.), a Maryland corporation, into the Nationwide Mellon Disciplined Value Fund; and (2) BNY Mellon Growth and Income Fund, Inc. (formerly known as the Dreyfus Growth and Income Fund, Inc.), a Maryland corporation, into the Nationwide Dynamic U.S. Growth Fund, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

Nationwide Mutual Funds

By:	/s/ Amy E. Haid
Amy E. Haid
Assistant Secretary

Dated: September 5, 2019